GAUCHO GROUP HOLDINGS, INC.



December 1, 2025

Dear Stockholders,

As we approach the end of the year, we want to take a moment to acknowledge how far we've come together. These past several years demanded discipline, patience, and resilience from all of us. There were stretches when survival—not growth—was the priority. And yet, through every challenge, you remained engaged, committed, and supportive of the long-term vision we've always shared.

Because of that partnership, we can say something today that has not been possible for a very long time: we survived, and we did so without compromising our asset base, our mission, or our long-term strategy. Now, for the first time in many years, the environment around us has shifted in ways that meaningfully align with our strengths. We are no longer in survival mode. We are now in thrive mode.

We have always been optimistic about Argentina's potential, but the

reality now unfolding on the ground is exceeding even our most optimistic expectations. The pace of change—especially the dramatic and unwavering support from the U.S. government and the U.S. Treasury—has been remarkable. Foreign and domestic investment is accelerating, supported by strengthened ties with the United States, IMF, and World Bank, and by a clear shift away from state-managed economic models. It is, quite simply, a new world in Argentina, and we are grateful to be part of it.



ARGENTINA PREPARES FOR A PIVOTAL LEGISLATIVE PERIOD, INCLUDING LABOR AND TAX REFORM

From Surviving to Thriving — Our Mission for 2026 and Beyond

For years, our conviction in Argentina's long-term potential came ahead of the cycle. Today, the environment is finally aligning with that belief. Our mission now is clear: to convert this moment of national transformation into lasting value for our shareholders by strengthening our core businesses, enhancing our asset base, and positioning Gaucho Holdings as a leading platform for Argentina's resurgence.

We begin this next chapter with a foundation we consider extraordinary—a diversified set of real estate and hospitality assets, deep on-the-ground knowledge, and decades of relationships built in a country that is finally aligning with pro-investment, pro-market principles..

Argentina's Turnaround: A New Reality Taking Shape

It is no secret that Argentina is undergoing a historic transformation. The pace of change is remarkable, and for those of us who have spent decades in the country, it is undeniable that this moment is different. We see reforms gaining traction, credit returning, inflation collapsing, consumer confidence re-emerging, and the country widening its alignment with Western institutions.

We also see something that cannot be captured solely in data: the atmosphere on the ground has changed.



ALGODON WINE ESTATES TODAY — STRENGTHENED OPERATIONS, EXPANDING ACTIVITY, AND RISING REGIONAL INVESTMENT

We just returned from an extensive trip in Argentina and we can report that Buenos Aires feels alive again—full hotels, busy restaurants, renewed construction, improved infrastructure, and a level of optimism that has not been present in many years. San Rafael feels more active, and more confident, and our team at Algodon Wine Estates (AWE) has never been stronger or more energized.

We believe these are not abstract indicators; these are tangible signals of a country leaning into recovery.

One of the most compelling confirmations came just weeks ago: one of the wealthiest families in Argentina acquired land directly across from AWE. This is not a symbolic move—it is a significant allocation of

domestic capital into our region and a clear vote of confidence in the future we have long believed in.

One trend we observed repeatedly during our time on the ground was the growing use of the U.S. dollar in everyday commerce—a development that carries far-reaching implications.

The Facts Supporting Argentina's Resurgence

While much of this transformation is visible firsthand, the broader macro picture is equally compelling. A few of the most relevant facts stand out:

- Inflation has fallen more than 98% since President Milei took office, with monthly inflation reaching its lowest level in years.
- Economic activity is expanding, with 5% year-over-year growth and economists forecasting approximately 3.9% GDP growth in 2025.
- Credit has returned, including mortgages—something Argentina has not seen in meaningful volume in well over a decade. Buenos Aires mortgage issuances increased nearly 500% year-over-year, supporting a recovery in real estate values.
- Foreign and domestic investment is accelerating, supported by strengthened ties with the United States, IMF, and World Bank, and by a clear shift away from state-managed economic models.
- The U.S.–Argentina trade deal is described as "practically complete," with expectations of a formal announcement during President Milei's upcoming visit to Washington.
- The Vaca Muerta shale formation, Argentina's lithium reserves, and agricultural output continue to attract substantial global interest.
- Dollarization is advancing organically throughout the country, with U.S. dollars increasingly used for real estate, automobiles, fuel, groceries, and other daily purchases—an indicator of stabilizing expectations and the public's growing trust in the emerging economic framework.

These data points—and many more—form the backbone of what analysts increasingly describe as one of the most promising turnarounds of the decade.



ALGODON MANSION — IMPROVED PERFORMANCE AMID ARGENTINA'S TOURISM RESURGENCE

What This Means for Gaucho Holdings

For Gaucho Holdings, this shift is especially meaningful. Our portfolio is directly tied to the sectors benefiting most from Argentina's momentum: real estate, hospitality, wine, luxury lifestyle, and consumer-facing brands. The improvements we have been making over the past two years—often during the most challenging conditions—are now intersecting with a national environment finally moving in our favor.

Algodon Mansion continues to improve its operational performance. AWE's wine business, Algodon Fine Wines, is growing in both volume and revenue, supported by price stability and expanded distribution. Our vineyard residences are gaining renewed buyer interest as credit returns to the economy. Our leather and accessories business, Gaucho – Buenos Aires, has strengthened its online presence and is now aligned for a more significant push in 2026. Even our planned olive oil launch program is well-timed to benefit from a more open trade regime.

Importantly, our financial position has improved as Argentina has normalized its currency regime. The peso devaluation, which once hindered our ability to reinvest, has now increased our local peso income by roughly 80%. That is a dramatic shift in our ability to operate and allocate capital at the ground level.

Looking Ahead: 2026 and Beyond

As we look toward 2026, we see several key milestones approaching:

First, we expect the U.S.–Argentina reciprocal trade framework to be announced as early as next week during President Milei's trip to Washington. While the final details remain pending, the framework calls for reduced tariffs, aligned standards, and greater market access—components that could meaningfully benefit cross-border activity.

Second, Argentina begins its legislative rotation in early December, with labor and tax reform at the top of the agenda. These reforms have broad support among governors and key political blocs, and if passed, they could modernize employment laws, reduce hiring costs, and formalize a large portion of the workforce. Many analysts believe this could be the final catalyst needed for large-scale foreign investment.

Third, should these reforms move forward, we believe Argentina could see what many refer to as "the opening of the floodgates"—a surge of both domestic and international capital entering the economy in 2026. While we cannot predict outcomes, we can observe the trajectory: optimism is rising, stability is returning, and capital is beginning to position itself accordingly.

For Gaucho Holdings, we believe this creates a window of meaningful opportunity. Our assets are in place, our teams are strong, and the operational improvements we've made over the past two years have positioned us for disciplined, scalable growth. As we move into this next phase, our focus is clear: to build value by increasing revenues across all sectors, strengthening our balance sheet, reducing debt, and fully participating in the powerful economic cycle now taking shape in Argentina.

A new golden age is no longer on the horizon—it has arrived, and we are still in its early stages. We are energized by the climate unfolding across the country and by the opportunities now presenting themselves in ways we have not seen in decades.



A VIEW TOWARD THE FUTURE — GAUCHO HOLDINGS ENTERS 2026 WITH RENEWED MOMENTUM

To all our stockholders, we want to express sincere appreciation. Your commitment during the most difficult period has allowed us to protect and strengthen our portfolio so that we could reach this moment. We have always believed in Argentina's long-term potential—and now the country itself is beginning to reflect the future we envisioned.

We survived because of your partnership. Now, we turn to what comes next. From surviving to thriving — that is our mission for 2026 and beyond.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO GROUP HOLDINGS, INC.

1111 Lincoln Road, Ste. 500 Miami Beach, FL 33139